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                                                                  Exhibit 23(c)




                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



As independent public accountants, we hereby consent to the use of our report dated May 22, 1996 and to all references to our firm included in this registration statement.







                                                MORALES PALAO WILLIAM
                                                Y ASOCIADOS
                                                Ernst & Young International



March 31, 1997